As filed with the Securities and Exchange Commission on February 14, 2007
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iROBOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
77-0259 335
(I.R.S. Employer Identification No.)
iRobot Corporation
63 South Avenue
Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

2005 Stock Option and Incentive Plan
(Full Title of the Plan)

Colin M. Angle
Chief Executive Officer
iRobot Corporation
63 South Avenue
Burlington, Massachusetts 01803
(Name and Address of Agent for Service)
(781) 345-0200
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Mark T. Bettencourt, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount	Offering	Aggregate	Amount of
To Be Registered	To Be Registered(1)	Price Per Share(2)	Offering Price	Registration Fee(3)
2005 Stock Option and Incentive Plan Common Stock, par value $0.01 per share (including rights to acquire Series A junior participating preferred stock pursuant to our rights plan)	1,070,584	$16.74	$17,921,576.16	$1,917.61

(1)	In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.
(2)	The price of $16.74 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq Global Market on February 13, 2007, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price.
(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Goodwin Procter LLP
Ex-23.2 Consent of PricewaterhouseCoopers LLP

     This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8 (SEC File No. 333-129576) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-129576) is hereby incorporated by reference pursuant to General Instruction E.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on February 14, 2007.

iROBOT CORPORATION
By:	/s/ Colin M. Angle
Colin M. Angle
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of iRobot Corporation (the “Company”), hereby severally constitute and appoint Colin M. Angle, Helen Greiner, Geoffrey P. Clear and Gerald C. Kent, Jr., and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 2007:

Signature	Title(s)

/s/ Helen Greiner Helen Greiner	Chairman of the Board
/s/ Colin M. Angle Colin M. Angle	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Geoffrey P. Clear Geoffrey P. Clear	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ Gerald C. Kent, Jr. Gerald C. Kent, Jr.	Vice President and Controller (Principal Accounting Officer)
/s/ Rodney A. Brooks Rodney A. Brooks	Director
/s/ Ronald Chwang Ronald Chwang	Director
/s/ Jacques S. Gansler Jacques S. Gansler	Director
/s/ Andrea Geisser Andrea Geisser	Director
/s/ Paul J. Kern Paul J. Kern	Director

/s/ George C. McNamee George C. McNamee	Director
/s/ Peter Meekin Peter Meekin	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)